   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 8, 2000.

                                                     REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                            800 TRAVEL SYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                                           59-3343338
-------------------------------                            ----------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

                                4802 GUNN HIGHWAY
                              TAMPA, FLORIDA 33624
                                 (813) 908-0404
       ------------------------------------------------------------------
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            800 TRAVEL SYSTEMS, INC.
                          2000 STOCK INCENTIVE PLAN (1)
                          -----------------------------
                              (Full Title of Plan)

                                 Peter M. Sontag
                             Chief Executive Officer
                            800 Travel Systems, Inc.
                                4802 Gunn Highway
                              Tampa, Florida 33624
                           (813) 908-0404 (Telephone)
                     (Name, Address and Telephone number of
                               Agent for Service)

                                   Copies to:

                            Mark A. Catchur, Esquire
                         Shumaker, Loop & Kendrick, LLP
                        101 E. Kennedy Blvd., Suite 2800
                              Tampa, Florida 33602
                           (813) 229-7600 (Telephone)
                           (813) 229-1660 (Facsimile)


                                             CALCULATION OF REGISTRATION FEE
=============================================================================================================================
             TITLE OF SECURITIES            AMOUNT TO BE      PROPOSED MAXIMUM        PROPOSED MAXIMUM        AMOUNT OF
              TO BE REGISTERED               REGISTERED           OFFERING               AGGREGATE         REGISTRATION FEE
                                                               PRICE PER SHARE         OFFERING PRICE
=============================================================================================================================
Common Stock $.01 Par Value ............. 750,000 shares(1)       $3.96(2)             $2,971,013 (2)          $800.00
=============================================================================================================================

--------------------

(1) In addition to the shares issuable pursuant to stock options granted under the 800 Travel Systems, Inc. 2000 Stock Incentive Plan, the shares registered include shares subject to issuance pursuant to stock options granted to the Company's former Chief Executive Officer, Mark Mastrini, during the course of his employment with 800 Travel Systems, Inc.

(2) Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457. Pursuant to Rule 457(h)(1), the fee is calculated in part on the basis of the prices at which previously granted options may be exercised (250,000 shares at $5.00 per share, 75,000 at $5.96 per share and 75,000 at $8.96 per share) and in part based on the average of the high and low closing price of the Company's shares on September 6, 2000, for the remaining shares available under the 2000 Stock Incentive Plan (350,000 shares). The price per share represents the number determined by dividing the aggregate exercise amount by the number of shares to be acquired upon exercise.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.  PLAN INFORMATION.

                  The documents containing the information concerning the 800 Travel Systems, Inc. 2000 Stock Incentive Plan (the "Plan") required by Item 1 of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), and the statement of availability of the registrant information, and other information required by Item 2 of Form S-8 will be sent or given to participants as specified in Securities Act Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission either as part of this registration statement on Form S-8 or as prospectuses or prospectus supplements pursuant to Rule 424. The Company will maintain a file of such documents in accordance with the provisions of Rule 428. Upon written or oral request to 800 Travel Systems, Inc., 4802 Gunn Highway, Tampa, Florida 33624 (telephone number (813)908-0404) Attention Chief Financial Officer, the Company shall furnish, without charge, to employees, the Commission or its staff a copy or copies of all of the documents included in such file.

ITEM 1(b).  SECURITIES TO BE OFFERED

                  The Company hereby registers 750,000 shares of the Company's Common Stock, par value $.01 per share, in connection with the options previously granted to Mark Mastrini, a former employee (250,000 shares) and to eligible employees under the Company's 2000 Incentive Stock Option Plan (500,000 shares).

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  See Item 1.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  There are hereby incorporated by reference in this Prospectus the following documents, all of which are previously filed by the Company with the Commission:

         1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.

         2. The Company's Definitive Proxy Statement relating to the Annual Meeting of Shareholders held on July 10, 2000.

         3. The Company's quarterly Reports on Form 10-QSB for the quarters ended March 31, 2000 and June 30, 2000.

         4. The Company's Form 8-K dated July 10, 2000, relating to the resignation of Mark D. Mastrini as the Company's Chief Executive Officer, Chief Operating Officer and as a director of the Company, the Company's Form 8-K dated July 24, 2000 announcing the appointment of certain officers, the election of new directors and a strategic marketing alliance and a Form 8-K dated August 18, 2000 announcing the merger of a newly-formed, wholly owned subsidiary of the Company with Prestige Travel Systems, Inc.

         5. The description of securities to be registered contained in the Registration Statement filed with the Commission on the Company's Form 8-A under the Exchange Act.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which registers all such securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in documents incorporated by reference herein,




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



shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document that is subsequently incorporated by reference herein modifies such statement. Any statement so modified or superseded shall not be deemed, except as to be modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Certificate of Incorporation of the Company, as permitted in
Section 102 of the General Corporation Law of the State of Delaware (the "GCL"), eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) paying a dividend or approving a stock repurchase in violation of Delaware law, or (iv) any transaction from which the director derived any improper personal benefit.

         Under the Certificate of Incorporation of the Company, each director and officer of the Company is entitled to indemnification, as a matter of contractual right, to the fullest extent permitted by the GCL as the same exists or may hereafter be amended, against all expenses, liability and loss incurred in connection with any action, suit or proceeding in which he or she may be involved by reason of the fact that he or she is or was a director or officer of the Company. Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding (other than a derivative action) by reason of the fact that he or she is or was a director or officer or is or was serving at the request of the corporation as an agent of another entity, if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. In regard to a derivative action, indemnification may not be made in respect of any matter as to which an officer or director is adjudged to be liable unless the Delaware Court of Chancery, or the court in which such action was brought, shall determine such person is fairly and reasonably entitled to indemnity.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER    EXHIBIT DESCRIPTION
-------   --------------------

4.1       800 Travel Systems, Inc. 2000 Stock Incentive Plan.

5.1 Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered.

23.1 Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an Exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.

23.2      Consent of Grant Thornton LLP.

24.1 Powers of Attorney (included with the signature page to this Registration Statement).

99.1      Form of Employee Option Agreement.



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



ITEM 9.  UNDERTAKINGS.

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement that includes any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.



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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida this 8th day of September, 2000.

                            800 TRAVEL SYSTEMS, INC.

                            By: /s/ PETER M. SONTAG
                                ---------------------------------------------
                               Peter M. Sontag, Chief Executive Officer

                            By: /s/ ROBERT B. MORGAN
                                ---------------------------------------------
                               Robert Morgan, Chief Financial Officer
                               (Principal Financial Officer and Principal
                               Accounting Officer)

                                POWER OF ATTORNEY

         Each of the undersigned officers and directors of 800 Travel Systems, Inc., hereby constitutes and appoints Peter M. Sontag, Chief Executive Officer of the Company, and Robert Morgan, Chief Financial Officer of the Company, or either of them individually, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign his name to any and all amendments to this Registration Statement on Form S-8, including post-effective amendments and other related documents, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys, or either of them individually, full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and the undersigned for himself hereby ratifies and confirms all that said attorneys shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this S-8 Registration Statement has been signed by the following persons (or by their duly authorized attorney-in-fact) in the capacities and on the dates indicated.


SIGNATURE                            TITLE                                        DATE
---------                            -----                                        ----

/s/ PETER M. SONTAG                  Chief Executive Officer and Director         September 8, 2000
-------------------
Peter M. Sontag

/s/ ROBERT B. MORGAN                 Chief Financial Officer                      September 8, 2000
-------------------
Robert Morgan

/s/ GEORGE A. WARDE                  Chairman of the Board                        September 8, 2000
-------------------
George A. Warde

/s/ MICHAEL GAGGI                    Director                                     September 8, 2000
-------------------
Michael Gaggi

/s/ CARL A. BELLINI                  Director                                     September 8, 2000
-------------------
Carl A. Bellini

/s/ L. DOUGLAS BAILEY                Director                                     September 8, 2000
-------------------
L. Douglas Bailey

/s/ VINCE VITTI                      Director                                     September 8, 2000
-------------------
Vince Vitti

/s/ ANTOINE TOFFA                    Director                                     September 8, 2000
-------------------
Antoine Toffa



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